MASTER LOAN AGREEMENT



          THIS LOAN AGREEMENT, dated as of the 15th day of November, 1994 (the "Loan Agreement" or "Agreement"), is made by and between Suarez Housing Corporation, a Florida corporation ("Borrower"), with its offices located at 9950
Princess Palm, Tampa, Florida 33619, and NationsBank of
Florida, N.A., a national banking association organized and existing under the laws of the United States, with its offices located at 1410 N. Westshore Boulevard, Suite 100,
Tampa, Florida ("Bank").

                          RECITALS

          A. Borrower has applied to Bank for a revolving line of credit loan in the principal amount of $5,700,000.00 (the "Loan") to be used for the purpose of constructing single family dwellings on individual lots now owned or to be acquired by Borrower in fee simple and mortgaged to Bank as security for the Loan.

          B. Bank has not agreed in advance nor committed to Borrower to fund any or all of the construction funding which might be advanced to Borrower, but has agreed to establish a master note and master mortgage structure under which advances may be made for construction on individual lots and dwellings in accordance with plans, specifications, terms, and conditions approved by Bank.

          C. Bank is willing to make the Loan described above based on the terms and conditions set forth in this Loan Agreement and in the Loan Documents referred to herein.

          NOW, THEREFORE, in consideration of the premises, of the loan advances which may be agreed to be made Bank to Borrower hereinafter and the note and mortgage given by Borrower in evidence thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:


                          ARTICLE I
                         Definitions

          1.1  For the purposes hereof:

               (a)  "Approved Construction Loan" means the
terms, conditions, and documentation approved by Bank and accepted by Borrower upon which advances will be made under the Loan for construction of a dwelling on a particularly identified lot, which Approved Construction Loan shall be

                              Page 2
evidenced by a written commitment letter from Bank to Borrower.

               (b)  "Borrower's Representative" means the
person or persons designated in writing to Bank by Borrower as being authorized to submit Draw Requests on Borrower's behalf and to consent to changes in the Cost Breakdown. Unless and until changed by written notice to Bank, Borrower designates Robert J. Suarez or Robert I. Antle as its Borrower's Representative(s).

               (c)  "Closing Date" means the date as of
which this Loan Agreement is executed by Borrower and Bank.

               (d)  "Collateral" means the Mortgaged
Property, Rents, Intangible Property and other property rights as described in and encumbered by the Mortgage.

               (e)  "Commitment" means Bank's commitment
letter to Borrower dated September 28, 1994 (and all amendments thereto), the terms and conditions of which are incorporated herein by reference, but in the event of any conflict or discrepancy between the terms of this Agreement and the Commitment, the terms of this Agreement shall control.

               (f)  "Construction Consultant" means the
architectural, engineering, or consulting firm which Bank may designate to perform various services on behalf of Bank. The services to be performed by Bank's Construction Consultant may include review of the Plans and all proposed changes to them, preparation of a "cost take-off" con-struction analysis (the "Construction Analysis"), periodic inspections of construction work for conformity with the Plans, and approval of Draw Requests.

               (g)  "Construction Documents" means the
stipulated sum construction contract between Borrower and the General Contractor, if a General Contractor is engaged, and all other contracts, plans or documents concerning the construction of the Improvements and any addenda, amendments or modifications thereto. The Construction Documents shall include a hard cost breakdown and a maximum fixed cost for the performance of all services, labor, and materials furnished thereunder.

               (h)  "Construction Loan Agreement" means the
written agreement made by Borrower and Bank as to each Approved Construction Loan containing terms and conditions governing construction funding and administration.

               (i)  "Cost Breakdown" means the detailed
trade breakdown of the cost of constructing the Improvements

                              Page 3
and an itemization of nonconstruction and Land costs, all as approved by Bank from time to time as to each Approved
Construction Loan.

               (j) "Default" means a violation of any term, covenant, or condition hereunder or a Default as defined under any of the other Loan Documents.

               (k) "Default Condition" means the occurrence or existence of an event or condition which, upon the giving of notice or the passage of time, or both, would constitute a Default.

               (l)  "Draw Request" means a request for any
disbursement of Loan proceeds, which shall be submitted for each requested disbursement as set forth in Article II hereof.

               (m)  "Financing Statements" means the UCC
financing statements filed in order to perfect Bank's lien on certain personal property and fixtures as more particularly described therein.

               (n)  "General Contractor" means Suarez
Housing Corporation, if named here, who will serve as the general contractor in accordance with the Construction Documents; if a General Contractor is not engaged or is not named here, any obligation of the General Contractor referred to in the Loan Documents shall be the obligation of the Borrower to perform or to cause to be performed.

               (o)  "Governmental Authorities" means any
local, state, or federal governmental agency, regulatory body or office, or any quasi-governmental office (including health and environmental), or any officer or official of any such agency, office, or body whose consent or approval is required as a prerequisite to the commencement of the construction of the Improvements or to the operation and occupancy of the Improvements or the Project or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatsoever nature herein contained.

               (p)  "Guarantor" means collectively, and
jointly and severally, the following: Robert J. Suarez, individually; and International American Homes, Inc., a
Delaware corporation.

               (q)  "Guaranty" means the Guaranty Agreement
executed by Guarantor in favor of Bank, providing for Guarantor's payment of all sums due under the Loan Documents and of performance of all obligations of Borrower thereunder, including, without limitation, timely Completion

                              Page 4
of the Improvements in accordance with the Construction
Documents and Loan Documents.

               (r) "Improvements" means all improvements on the Land as defined in the Mortgage.

               (s) "Land" means the real property described in the Mortgage at the inception of the Loan and as may be later included by modification and spreader agreement.

               (t)  "Loan Documents" means this Loan
Agreement, the Note and any funding agreement, the Mortgage, the Guaranty, the Financing Statements, any Construction
Loan Agreement, and any other document or writing executed in connection therewith or in furtherance thereof.

               (u)  "Mortgage" means the Real Estate
Mortgage, Assignment and Security Agreement of even date herewith executed by Borrower for the benefit of Bank encumbering the Collateral (as defined in the Mortgage), and any extensions, modifications, renewals or replacements thereof.

               (v)  "Note" means the promissory notes dated
as of the Closing Date executed by Borrower in favor of Bank in the amount of Five Million Seven Hundred Thousand and No/100 Dollars ($5,700,000.00) as well as any promissory note, sub-note, or other notes issued by Borrower in substitution, replacement, extension, future advance, amendment or renewal of the Note or any such promissory note or notes.

               (w)  "Permitted Encumbrances" means those
liens, encumbrances, easements and other matters defined in the Mortgage as "Permitted Encumbrances."

               (x)  "Plans" means plans and specifications
for the construction of the Improvements submitted to and approved by Bank from time to time, and including such amendments thereto as may from time to time be made by Borrower and approved by Bank.

               (y) "Project" means the collective reference to the Land, the Improvements, rights, property, and appurtenances as defined, described or identified in the Mortgage, and means, as the context may require, an individual lot and the Approved Construction Loan thereon, as well as the aggregate of all such lots and loans.

               (z) "Security Documents" means the Mortgage, the Financing Statements, and any other instrument executed to establish and perfect Bank's lien, and any extensions, modifications, renewals, or replacements thereof.

                              Page 5
               (aa)  "Site Plan" means the site plan for the
Project prepared by ______________________________ and dated
___________, 199_.

               (ab)  "Title Policy" means the mortgagee
title policy meeting the requirements of this Loan
Agreement.


                         ARTICLE II
                          The Loan

          2.1  Loan Terms.  Subject to the terms and
conditions of this Loan Agreement, Bank will lend and Borrower will borrow up to a principal sum of Five Million Seven Hundred Thousand and No/100 Dollars ($5,700,000.00), which borrowing shall be evidenced by the Note. Also, all of the terms, definitions, conditions, and covenants of the Note, the Guaranty, the Mortgage, and any other documents executed in connection therewith or pursuant thereto are ex-pressly made a part of this Loan Agreement by reference in the same manner and with the same effect as if set forth herein at length and shall have the meaning set forth in such instrument(s) unless otherwise defined herein. The Loan will be a revolving line of credit. Borrower will be entitled to borrow and reborrow the principal previously repaid provided no default exists.

          2.2 Interest. The outstanding principal balance of the Loan shall bear interest, and principal and interest shall be repayable, all in accordance with the terms of the Note.

          2.3 Approvals for Funding. Bank will advance funds for individual home construction loans within the projects previously approved by Bank. The amount to be funded on each pre-sold unit will be an amount which does not exceed 100% of the unit cost breakdown submitted by Borrower and approved by Bank nor 80% of the lesser of
1) the completed value of each unit, which amount shall be determined by an appraiser acceptable to Lender, or 2) the contracted purchase price of the unit. The amount to be funded on each speculative or model unit will be an amount which does not exceed 100% of the unit cost breakdown submitted by Borrower and approved by Lender nor 80% of the completed value of each unit, which amount shall be deter-mined by an appraiser acceptable to Lender. Said appraisals will be at Borrower's expense. Funding under the construc-tion line will be limited to: (a) no more than 10 spec or model units under this line in any one subdivision at one time; (b) no more than 22 spec or model units under this line at any one time; (c) no more than 35 pre-sold units under this line at any one time; (d) no more than 75 spec or

                              Page 6
model units from all lenders at any one time. Pre-sold units are defined as those having a firm purchase contract negotiated at arm's length with bona fide third party purchasers (no relatives or affiliates of Borrower or Guarantors) with no contingencies except a first mortgage financing contingency and either (a) a minimum of $1,000.00 deposit, and a preliminary mortgage approval from an institutional lender to include income qualification and credit verification, or (b) a minimum of 10% deposit on a contract for all cash. Expenses associated with the individual funding agreements to be drawn against this construction line may be funded from the initial draw on each unit. Bank shall not be obligated to advance funds under the Note except in accordance with the terms and conditions for an Approved Construction Loan as described in this Agreement. Funding for construction in projects or locations other than a previously approved project shall be in Bank's sole discretion.

               (a)  Request for Approval.  Borrower may
initiate funding for construction of a particular dwelling by submitting a request to Bank, together with supporting items or documents required by Bank as conditions precedent to funding, including but not limited to:

                    (i)  Construction plans and
     specifications;

                   (ii)  Cost breakdown for the
     construction;

                  (iii)  Appraisal in form and content and
     by an appraiser satisfactory to Bank;

                   (iv)  True copy of the presale contract
     on the dwelling, if any;

                    (v)  Such other information as may from
     time to time be required by Bank to be submitted under its credit underwriting practices.

After receipt and review of the foregoing and such other information as it may require, Bank will evaluate the application and determine whether the required documentation is complete. If Bank approves the request for funding, it shall issue to Borrower its written commitment letter confirming the amount to be funded and detailing the terms, conditions, and further requirements or instructions for closing as to that Approved Construction Loan.

               (b)  Closing on Approved Construction Loan.
When Borrower has accepted and returned the commitment letter and complied with or fulfilled its requirements for

                              Page 7
closing, Borrower and Bank shall qualify the Approved
Construction Loan for funding under the Loan by executing and providing documentation more specifically detailed in the commitment letter from Bank to Borrower, including but not limited to:

                    (i)  Funding agreement, reciting the
     maximum amount approved for funding on account of this construction, and incorporating the terms of the Note and Mortgage;

                   (ii)  Notice of Commencement;

                  (iii)  Builder's Risk Insurance Policy or
     endorsement adding the subject property;

                   (iv)  Such other documents as may
     customarily be required by Bank in connection with construction loans.

Unless stated otherwise in the funding agreement, all sums disbursed on account of an Approved Construction Loan shall mature and shall be due and payable, and the Bank's obligation to fund shall cease, on the maturity date of the Note, or nine months from the date of execution of the funding agreement, or Bank's acceleration of maturity of the Note on Borrower's default, whichever comes first. If there is a Default under the Note, Mortgage, this Loan Agreement, or any of the Loan Documents, or if Bank elects in the future to terminate this Loan Agreement or not to renew the Note at its maturity, Bank may, at its option, declare the Note and any outstanding Approved Construction Loans immediately due and payable, whereupon Bank shall not be obligated to make any further disbursements under the Loan or under any Approved Construction Loans.

          2.4 Disbursements. Bank agrees that it will, from time to time, and so long as there shall exist no Default Condition or Default, but not more frequently than monthly, disburse Loan proceeds to Borrower. The conditions set forth in Article III hereof must be satisfied before Bank will make the first advance or disbursement, and the conditions set forth in Article IV hereof must be and remain satisfied before Bank will make each subsequent disbursement or advance.

          2.5 Draw Requests. No later than 3:00 p.m. on Tuesday prior to each Loan disbursement on Friday by Bank, Borrower must submit to Bank a Draw Request, which shall include or be accompanied by the requirements set out herein for draws.

                              Page 8
          2.6 Disbursement Amounts. Following receipt of a Draw Request and receipt and review of Bank's inspection, Bank shall determine the amount of the disbursement it will make in accordance with Bank's standard draw sheet, a copy of which is attached as Exhibit A, provided no Default Condition or Default exists.

          2.7 Equity Requirements. If Bank at any time determines in its reasonable discretion that the Loan proceeds plus the amount of all equity investments made or scheduled to be made are not sufficient to fully complete the Improvements in accordance with the Plans and to pay all other sums due under the Loan Documents, then Bank shall have the option of requiring Borrower to deposit with Bank additional funds from some other source (or submit evidence to Bank of equity investments previously made) in amounts sufficient to cover the resulting deficit before Bank will disburse any additional Loan proceeds. Deposited funds shall be advanced as construction progresses in accordance with this Loan Agreement before any additional Loan disbursements are made.

          2.8 Option to Disburse Funds to any Guarantor and/or to Pay Contractors. If a Default shall exist, at its option, Bank may make Loan disbursements directly to any guarantor or obligor of the Debt when such party shall be performing the obligations of Borrower hereunder or the General Contractor or any unpaid subcontractor, laborer or material supplier providing labor, services or materials in connection with the construction of the Improvements, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Bank to so disburse the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursements and all such disburse-ments shall be secured by the Security Documents as fully as if made to Borrower, regardless of the disposition thereof by the General Contractor, any subcontractor, laborer or material supplier so paid.

          2.9 Line of Credit Proceeds Availability. Prior to each Approved Construction Loan funding, and at all times during the term of each Approved Construction Loan, Bank must be satisfied that the outstanding Loan balance plus the cost to complete construction of all units then under construction does not exceed the total amount of the Loan. Bank shall not be obligated to make Loan disbursements if it is not satisfied that there are sufficient Loan proceeds available as set forth herein.

                         ARTICLE III
         Conditions Precedent to First Disbursement

          Bank shall not be obligated to make the first Loan disbursement until all of the following conditions have been satisfied by proper evidence, execution and/or delivery to Bank, all in form and substance reasonably satisfactory to Bank and Bank's counsel:

          3.1 Note. The original Note, properly executed, shall have been delivered to Bank.

          3.2 Guaranty. The original Guaranty(s), properly executed, shall have been delivered to Bank.

          3.3 Mortgage. The Mortgage, which shall be a first lien on the Project, shall have been properly executed in recordable form.

          3.4  Indemnity.  The Hazardous Substance
Certificate and Indemnification Agreement, properly executed by Borrower and each Guarantor, shall have been delivered to Bank.

          3.5  Financing Statements.  The Financing
Statements on forms approved for filing in the appropriate state and local filing offices shall have been properly executed.

          3.6 Title Policy. A standard ALTA mortgagee title policy as to the Project from a company or from companies approved by Bank (including any reinsurance agreements required by Bank, together with direct access provisions in favor of Bank): (1) providing coverage for the full principal amount of the Loan, (2) providing a variable rate endorsement, if appropriate, the Form 9
Endorsement, the Revolving Loan Endorsement, the Survey
Endorsement, and any other endorsements requested by Bank,
(3) deleting all "standard" exceptions except taxes for the current year, (4) insuring all appurtenant easements, and
(5) containing no title exceptions not approved by Bank.

          3.7 Title Exceptions. Copies of all documents creating exceptions to the Title Policy.

          3.8 Survey. Three copies of a recent survey of the Land prepared by a registered land surveyor acceptable to Bank and certified to Bank, the title insurance company, and Borrower. Such survey shall contain a certification as to the applicable flood zone(s) for the Land, and a certification that the survey was made in accordance with the Minimum Technical Standards for Surveys as set out in Chapter 21HH-6, Florida Administrative Code.

                              Page 10
          3.9 Flood Hazards. Evidence as to whether or not the Land is located within an area identified as having "special flood hazards" as such term is used in the federal Flood Disaster Protection Act of 1973. Such evidence can be the certification that is required in connection with the survey required herein.

          3.10 Flood Hazard Insurance. If all or any part of the Improvements is or is to be located in an area having "special flood hazards", a flood insurance policy naming the Bank as mortgagee must be submitted to Bank. Satisfactory evidence of premium payments must also be provided.

          3.11 Builder's Risk Insurance. A builder's risk insurance policy meeting the requirements set forth in the Mortgage. Satisfactory evidence of premium payments must also be provided.

          3.12 Liability Insurance. Liability insurance meeting the requirements set forth in the Mortgage.
Satisfactory evidence of premium payments must be provided.

          3.13 Borrower's Organizational Documents and Resolutions. A certified copy, from the appropriate governmental body or corporate officer, of organizational documents of Borrower, and any partner of Borrower, as appropriate, certifying that Borrower and/or such partner
(i) is duly organized, validly existing, and in good standing under the state of its existence, (ii) has the authority under such documents and laws to enter into the Loan as contemplated by the Loan Documents, and (iii) has made all appropriate filings, including without limitation, qualification to do business in the State of Florida, necessary to enter into the Loan and execute the Loan Documents. Additionally, Borrower shall provide (i) if appropriate, certified resolutions or other internal documents or writing of Borrower and such partner evidencing that Borrower and such partner have taken all requisite organizational action, and received all organizational approvals necessary to enter into the Loan and execute the Loan Documents, and (ii) such other documents or writings as Bank may request.

          3.14  Guarantor's Organizational Documents and
Resolutions. A certified copy, from the appropriate governmental body or corporate officer, of organizational documents of Guarantor, and any partner of Guarantor, as appropriate, certifying that Guarantor and/or such partner
(i) is duly organized, validly existing, and in good standing under the state of its existence, (ii) has the authority under such documents and laws to enter into and execute the Guaranty, (iii) has made all appropriate filings, including without limitation, qualification to do

                              Page 11
business in the State of Florida, necessary to enter into the Guaranty. Additionally, Guarantor shall provide (i) if appropriate, certified resolutions or other internal documents or writing of Guarantor and such partner evidencing that Guarantor and such partner have taken all requisite organizational action, and received all organizational approvals, necessary to enter into and execute the Guaranty, and (ii) such other documents or writings as Bank may request.

          3.15 Fictitious Name Certificate. If Borrower utilizes or intends to utilize a fictitious name, a copy of the Fictitious Name Certificate of the Borrower issued by the Florida Secretary of State.

          3.16 Attorney's Opinion: The written opinions of counsel to Borrower and Guarantor, addressed to Bank, acceptable to Bank and Bank's counsel, as to those matters required by Bank. The attorney's opinion, with respect to the enforceability of remedies provided in any instrument may be made subject to or affected by, applicable bankruptcy, moratorium, reorganization, insolvency or similar laws from time to time in effect affecting the rights of creditors generally. As to matters of fact, such opinions may be qualified to the extent of the knowledge of such counsel based upon inquiry and reasonable investigation.

          3.17  Compliance with Laws and Matters of Record.
Satisfactory documentary evidence that the Land, and the intended uses of the Land are in compliance with all applicable laws, regulations and ordinances and private covenants, easements, and conditions of record.

          3.18  Plans and Specifications.  As to each
Approved Construction Loan, two sets of the Plans which must have been approved in writing by Borrower and the General Contractor either by initialing same or by other written approval identifying all pages and dates, including revision dates. The Plans must include architectural, structural, mechanical, plumbing, electrical and site development (including storm drainage and utility lines) plans and specifications. The Plans for each type of proposed residential unit must have been approved in accordance with governing homeowners' documents and any other restrictions governing construction of improvements, and written evidence of such approval shall be provided to Bank at its request.

          3.19  Permits.  At Bank's request, a copy
certified by Borrower of all applicable permits including, without limitation, the building permit and all permits pursuant thereto, excavation permits, tree removal permits, land development permits, dredge and fill permits,

                              Page 12
stormwater discharge permits (federal and state), and any other permits required for development and completion of the Project.

          3.20 Soil Tests. If required by Bank, a report as to soil borings and tests made on the Land by a soil testing firm satisfactory to Bank as to the suitability of the surface and subsoils for the intended improvements.

          3.21  Environmental Assessment.  If upon
reasonable cause Bank shall so require:

               (a)  An environmental assessment of the Land
and Improvements performed at Borrower's expense by a licensed engineer or other environmental consultant satisfactory to Bank stating that:

                    i.   the Land is not located with any
     area designated as a hazardous substance site by any of the Governmental Authorities; and

                   ii.   no hazardous or toxic wastes or
     other materials or substances regulated, controlled, or prohibited by any federal, state, or local environ-mental laws, including but not limited to asbestos, are located on the Land or Improvements; and

                  iii.   the Land has not been cited or
     investigated in the past for any violation of any such laws, regulations, or ordinances.

               (b)  If the environmental assessment shall
reveal any condition unacceptable to Bank and Borrower shall fail to cure or mitigate such condition after request or demand by Bank, same shall constitute a Default hereunder and in addition to all remedies available to Bank, Bank shall be relieved of any obligation under the Commitment.
If the environmental assessment recommends, or if Bank so requests, in its sole and absolute discretion, a Phase II audit, additional testing or remedial action, Borrower, at its sole cost and expense shall promptly conduct such additional audits and testing and/or complete such remedial action. Bank may require the Borrower to provide evidence that all necessary actions have been taken to remove any hazardous substance contamination and/or to restore the site to a condition acceptable to Bank and state and federal governmental agencies.

          3.22 Taxpayer Identification Number. Borrower's federal taxpayer identification number.

          3.23  Borrower's Affidavit.  An affidavit of
Borrower regarding the absence of any other parties in

                              Page 13
possession of the Land, stating that a notice of commencement has not been filed with respect to the Property, the non-commencement of Construction Work, and such other matters as may be requested by Bank.

          3.24 Commitment Fee. The commitment fee required by the Commitment Letter.

          3.25 Site Plan Approval. If requested by Bank, evidence that all applicable governmental, quasi-governmental, or regulatory authorities have approved
Borrower's site plan for the Project. A copy of the recorded plat for the Project shall be provided to Bank without cost or charge at Bank's request.

          3.26 Facilities For Handicapped. Bank shall have received and approved evidence, satisfactory to Bank, that the plans and specifications do, and the Improvements, when constructed, will comply to the extent applicable with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation, and to the extent applicable, Part V of the Florida Building Construction Standards Act entitled "Accessibility by Handicapped Persons", Chapter 553, Fla. Stat.; the Federal Architectural Barriers Act of 1988
(42 U.S.C. SS 4151, et seq.), The Fair Housing Amendment Act of 1988 (42 U.S.C. SS 3601, et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. SS 12101 et seq.), and The Rehabilitation Act of 1973 (29 U.S.C. SS 794).

          3.27 Miscellaneous. All other Loan Documents or items that are customarily provided in loan transactions of this type and all other loan documents or items set forth in the Commitment.

          3.28  No Defaults.  No Default Condition or
Default shall exist under the Loan Documents.

          3.29  Draw Request.  Bank shall have received
Borrower's Draw Request.


                         ARTICLE IV
            Conditions Precedent to Disbursements
               Following the First Disbursement

          4.1 Periodic Disbursements. Bank shall not be obligated to make any Loan disbursements as to an Approved
Construction Loan after the first disbursement until the

                              Page 14
following requirements and conditions have been and remain satisfied as of the date of each such disbursement:

               (a) The real estate is free and clear of all liens and encumbrances except the Security Instrument of Bank.

               (b)  All evidence, statements and writings
required to be furnished under the terms of this Agreement are true and omit no material fact, the omission of which may make them misleading.

               (c) All moneys previously advanced have been used solely to pay for financing, labor, materials and fixtures used or on hand and to be used in the construction of Improvements.

               (d)  No mechanic's or materialmen's lien or
other encumbrance shall have been filed and remain in effect against the Property.

               (e)  All terms of the Draw Requirements
marked with an (x) on the Loan Commitment have been complied with.

               (f)  At the time of the first advance there
shall be no construction on the Property and no material shall have been placed thereon to be used in construction.

               (g)  No Event of Default, as herein defined,
shall have occurred.

               (h)  The construction has been in accordance
with the Plans and Specifications and satisfactory evidence thereof has been furnished Bank, and all change orders for amounts in the aggregate in excess of 10% of the original contract price for construction of Improvements have been approved in writing by the Bank.

               (i)  In the sole opinion of Bank the
estimated remaining cost of construction in accordance with the approved Plans and Specifications does not exceed the balance hereunder to be advanced.

               (j) Bank may, at its option, retain up to 7% from the amount of the last scheduled advance pending
(i) Bank's receipt of a certificate of completion executed by the general contractor; (ii) receipt by Bank of all lien waivers required by Bank; and (iii) receipt by Bank of the Certificate of Occupancy or local equivalent.

               (k)  All applicable construction permits
issued by appropriate governmental authorities and other

                              Page 15
necessary approvals have been issued and Bank is satisfied that all roads necessary for ingress and egress to the Property have been completed.

               (l)  The representations and warranties made
in the Loan Documents must be true and correct on and as of the date of each advance.

          4.2  General Conditions of Disbursement.
Construction financing under the Loan shall be subject to the following limitations:

               (a)  Only residential units within the
Project to be constructed by Borrower shall be financed thereby;

               (b)  Any Loan Default declared by Bank shall
render the entire Loan in default, notwithstanding the fact that Default may relate directly only to the construction of a specific unit. Accordingly, any Default shall cease further funding of every nature under the Loan, at Bank's sole discretion.

               (c)  The Loan is a revolving line of credit
for the purposes stated herein. Consequently, funding from the Loan may be advanced by Bank, repaid by Borrower, and subsequently readvanced by Bank, all subject to the provisions of the Loan Documents. However, notwithstanding any contrary Provisions of said Loan Documents, the outstanding Loan principal plus remaining committed funds available to complete construction of the units upon which construction has commenced under the Loan shall never exceed the face amount of the Note at any one time.

               (d)  All units shall be commenced and shall
thereafter progress until the Loan maturity date, whereupon the entire outstanding indebtedness evidenced by the Note shall be due and payable. Borrower shall bear all risks that the units may not be completed by the Loan maturity date.

          4.3 Limitations on Disbursements. If any of the above conditions are not satisfied, as determined by Bank, in its sole discretion, Bank shall not be obligated to disburse any Loan proceeds. In addition to the foregoing requirements, Bank reserves the right to require the Borrower to furnish prior to each disbursement at Borrower's expense: (a) a waiver of lien or release of lien from any contractor, subcontractor, supplier, laborer or other lienor who has furnished labor, materials, or other services for construction of the Improvements or who has issued a Notice to Owner or filed a claim of lien; (b) a certificate from the architect, engineer, or Bank's inspector, certifying

                              Page 16
that the Improvements have been completed to date in accordance with the plans and specifications or have been substantially completed in accordance with the plans and specifications; (c) a foundation or as-built survey; (d) any permits, certificate of occupancy, licenses, or other evidence of compliance with applicable laws and building codes; (e) an endorsement to Bank's title policy or other form of title update satisfactory to Bank evidencing that the Security Instrument continues to be a first lien on the Property and that no intervening liens or other encumbrances not consented to by Bank have been filed against the Property since the recordation of the Security Instrument;
(f) affidavit of the Borrower that each person or entity supplying materials or performing labor or services in connection with the Improvements has been paid in full;
(g) such other items as may be required by the Bank in its discretion.

          4.4 Requirements for Disbursement at Completion. Bank shall not be obligated to make the final construction disbursement as to an Approved Construction Loan until all of the requirements and conditions set out in the applicable Construction Loan Agreement have been and remain satisfied as of the date of disbursement.


                          ARTICLE V
           The Borrower's Covenants and Agreements

          5.1 Payment and Performance. Borrower will pay when due all sums owing to Bank under the Note, this Loan
Agreement, the Mortgage and the other Loan Documents, and perform all obligations as outlined or referenced therein.

          5.2  Further Assurances.  On demand by Bank,
Borrower will do any act and execute any additional documents reasonably required by Bank to secure the Loan, to confirm or perfect the lien of the Security Documents or to comply with the Commitment, including, but not limited to, additional financing statements or continuation statements, new or replacement notes and/or Security Documents and agreements supplementing, extending or otherwise modifying the Loan Documents, certificates as to the amount of the indebtedness evidenced by the Note from time to time, and certificates that Borrower knows of no defaults by or defenses or setoffs against Lender.

          5.3 Construction. The Borrower will: (a) begin construction on the Improvements as soon as practicable after closing on an Approved Construction Loan, and in any event, within thirty (30) days after the date thereof;
(b) continue conscientiously the construction of the Improvements; (c) not discontinue or permit the discon-

                              Page 17
tinuance of work on the Improvements for longer than ten
(10) consecutive business days; (d) in any event, complete the Improvements, including installation of any required items of personalty in substantial compliance with the Plans, free and clear of liens or claims of liens for material supplied or for labor or services performed in connection with the construction of the Improvements;
(e) not file, prior to the recording of the Mortgage, a Notice of Commencement for the Project; and (f) meet the schedule for lot takedowns as described in Exhibit A attached.

          5.4 Payment of Contractors. Borrower will advise Bank in writing immediately if Borrower receives any notice, written or oral, from any laborer, contractor, subcon-tractor, materialmen, or other party to the effect that said party has not been paid for any labor, services, or materials furnished to or in the Project, and Borrower will deliver to Bank on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Borrower claims title to any materials, fixtures or articles used in the construction of the Improvements. Borrower shall comply with the Construction Contract Prompt Payment Law contained in the Florida Construction Lien Law, Chapter 713, Fla. Stat.

          5.5 Fees and Expenses. Whether or not the Loan is made, or all Loan proceeds disbursed hereunder, Borrower agrees to pay all expenses incurred by Bank, or by Borrower in order to meet Bank's requirements, in connection with the Loan, including without limitation, commitment and renewal fees or deposits to Bank, fees for builder's risk and other insurance premiums, brokerage commissions and claims of brokerage, property taxes, intangible taxes, documentary stamp taxes, architect's fees, engineer's fees, the Con-struction Consultant's fees, the General Contractor's fees, and such legal fees and costs incurred by Bank in connection with the making of the Loan, the enforcement of Bank's rights under the Loan Documents, or in connection with litigation or threatened litigation by a third party which arises because Bank made this Loan. Any such amounts paid by Bank shall constitute part of the Debt which is secured by the Security Documents, and shall be due and payable upon demand.

          5.6 Use of Loan Funds. Borrower shall use all Loan proceeds disbursed to Borrower solely in payment of costs incurred in connection with acquiring, constructing, developing and operating the Project, in accordance with the Cost Breakdown.

          5.7 Insurance. Borrower covenants to maintain insurance as required herein and in the Mortgage.

                              Page 18
          5.8 Taxes and Insurance. Upon the request of Bank, Borrower shall submit to Bank such receipts and other statements which shall evidence, to the satisfaction of Bank, that all taxes, assessments and insurance premiums have been paid in full.

          5.9 Title Policy. When requested by Bank during the Loan term, Borrower shall provide an endorsement to the Title Policy certifying that (a) real estate taxes due through such date have been paid; (b) no additional restrictions or encumbrances are of record which have not been approved by Bank; and (c) no liens or lis pendens have been filed against the Mortgaged Property. In the event that periodic title endorsements are not required to be issued in connection with the title insurance, Borrower agrees to cause title endorsements to be issued as reasonably required by Bank. When requested, after the final disbursement of Loan proceeds, Borrower will provide
Bank with an endorsement to the Title Policy insuring the principal balance of the Loan and containing no exceptions not approved by Bank.

          5.10 Additional Construction. Borrower shall not construct or permit the construction of any improvements on the Project other than those Improvements described in the Plans, or approved in writing by Bank.

          5.11  Financial Statements.  Borrower (and
Borrower's general partners, if applicable) and each Guarantor shall submit current internal financial statements an a quarterly basis within 45 days after each quarter's end and audited statements annually within 120 days after year-end. Guarantor(s) shall provide personal financial statements on Bank's form within 120 days after year-end.

          5.12 Appraisals. In addition to the appraisals required by Bank prior to closing of the Loan and the individual Approved Construction Loans, updated appraisals shall be prepared at Borrower's expense when requested by Bank or when required in connection with any extension options in the Note. Such appraisals shall be prepared in accordance with written instructions from Bank and by a professional appraiser selected and engaged by Bank.
Borrower shall cooperate fully with the appraisal process and shall allow the appraisers reasonable access to the Project and its tenants.

          5.13 Hazardous Substances. Borrower affirms and incorporates by reference the representations, warranties, terms, conditions, and indemnities contained in that certain
Hazardous Substance Certificate and Indemnification
Agreement of even date herewith, a copy of which is attached.

                              Page 19
          5.14 Leases Affecting Project. Borrower shall not, without the express prior written consent of Bank, enter into any lease affecting the Project or any part thereof.

          5.15  Assignment of Contracts. As additional
security for the Loan and for the performance by Borrower of all of its obligations hereunder, Borrower hereby assigns to Bank all of Borrower's interest in any and all contracts, agreements, permits, licenses, approvals, or other documents or writings relating to the construction, leasing, manage-ment or operation of the Improvements, including but not limited to the Construction Documents, the architect's contract, the engineer's contract, and the Plans. This assignment shall not, however, be deemed to impose upon Bank any of Borrower's obligations under any such contract. Incident to the assignment of the Construction Documents, the architect's contract, the engineer's contract, and the Plans, Borrower will fulfill the obligations of Borrower thereunder, enforce the performance thereof and give immediate notice to Bank of any default by the architect, the engineer, or the General Contractor thereunder.
Further, Borrower will not, without the prior written consent of Bank (i) modify, or amend the terms of the architect's contract, the Plans, engineer's contract, or the Construction Documents; or (ii) waive or release the performance of any material obligation to be performed by the architect, the engineer, or the General Contractor thereunder.

          5.16 Subordinate Financing. Borrower shall not permit there to exist nor shall Borrower obtain any subordinate financing of the Land or any other Property granted as security for the Loan.

          5.17  Transfer of Property or Borrower.  The
Borrower shall not permit any change in its ownership (or the ownership of its general partners, if applicable), its corporate or trade name, the nature and operation of its business or the nature and character of the Borrower or the Project, nor shall the Borrower sell, assign, transfer, hypothecate or dispose of all or any portion of the Property or the Project except as permitted hereby, without the prior written consent of Bank, which consent shall be withheld or granted in Bank's sole and absolute discretion.

          5.18 Partial Releases of Property. Provided the Borrower is not then in Default hereunder, under the Note, the Mortgage or any other Loan Document, Bank will provide partial releases in respect of its interest under the Mortgage and other Loan Documents upon the terms and conditions set out in Exhibit B attached. Payments made for releases shall be applied by Bank against the outstanding

                              Page 20
principal of the Loan unless the release payment is calculated to take into account allocable interest or other constituent costs or accruals, in which event Bank may apply the release payment in accord with such calculations. Borrower agrees to reimburse Bank for all out-of-pocket fees and costs, including, without limitation, legal fees, in connection with the granting of such partial releases and shall provide Bank with any and all information requested by Bank with respect to the Unit to be released.

          5.19  Disclosure of Contracts and Notices.
Borrower shall disclose to Bank upon demand, the names of all persons with whom Borrower has contracted or intends to contract for any construction or for the furnishing of labor or materials therefor, and when required by Bank obtain the approval by Bank of all such persons. Borrower shall, at all times during the construction period of any Improve-ments, provide to the Bank, within 10 days of the Borrower's receipt thereof, copies of all notices to owner, claims of lien, and demands for sworn statement of account, issued by any party, whether pursuant to any notice of commencement or otherwise, in connection with the Premises.

          5.20  Construction Lien Law Notification
Requirements. Borrower hereby authorizes Bank to provide written notices to Contractor and lienors providing notices to owner pursuant to SS 713.3471(1)(a), Fla. Stat., and SS 713.3471(2)(b), Fla. Stat., to the extent such notices are required by law. Borrower hereby releases Bank and waives all claims it may have against Bank for damages Borrower may incur as a result of Bank's failure to deliver said notices. Borrower hereby agrees to provide all required notices to the Contractor and all lienors providing notices to owner in compliance with SS 713.3471(2)(a), Fla. Stat., in a timely fashion.

          5.21 Amendments to Construction Budget. Lender shall not be permitted to reallocate items in the Con-struction Budget without the Borrower's prior consent. For purposes of this and the preceding section, "Construction Budget" shall mean for each Approved Construction Loan that portion of the Cost Breakdown allocated to actual construc-tion costs, not including non-construction and land costs. If Borrower and Lender agree to amend the Construction Budget or reallocate items in the Construction Budget such that written notice to the Contractor and lienors serving notices to owner would be required under SS 713.3471(2)(a), Fla. Stat. (1992), Borrower agrees to provide written notice to the Contractor and all required lienors in compliance with SS 713.3471(2)(a), Fla. Stat. Lender shall not be obligated to make any disbursements of Loan proceeds until Borrower has provided Lender with copies of any required notices to the Contractor and required lienors in compliance

                              Page 21
with SS 713.3471(2)(a), Fla. Stat., together with evidence that such notices have been countersigned by the Contractor and all lienors who are required to receive the notice under SS 713.3471(2)(a), Fla. Stat., thereby confirming receipt thereof.

          5.22 Americans With Disabilities Act. Borrower covenants and agrees that, during the term of the Loan, to the extent such Act is applicable, the Property will be in full compliance with the Americans with Disabilities Act ("ADA") of July 26, 1990, 42 U.S.C. Section 12191, et seq.),
as amended from time to time, and the regulations promul-gated pursuant thereto. Borrower shall be solely responsible for all ADA compliance costs, including, without limitation, attorneys' fees and litigation costs, which responsibility shall survive the repayment of the Loan and foreclosure of the Property.


                         ARTICLE VI
               Representations and Warranties

          6.1 Representations and Warranties. Borrower hereby represents and warrants to Bank that:

               (a)  Representations and Warranties in
Mortgage and Guaranty. All of the representations and warranties contained in the Mortgage and Guaranty are true and correct and are incorporated herein by reference as if set out in full.

               (b)  Other Financing.  The Borrower has not
(i) received any other financing for the acquisition of the Land existing as of the date hereof for which a lien equal to or superior to Bank's mortgage could be successfully asserted, or (ii) received any other financing for the construction of the Improvements.

               (c)  Plans.  The Plans have been approved by
the Borrower, the Guarantors, and each appropriate Govern-mental Authority.

               (d)  Governmental Requirements and Other
Requirements. Borrower will cause the Improvements to be constructed in accordance with the Plans submitted to and approved by Bank, and when so constructed the Land and the Improvements do and shall comply with all covenants, conditions and restrictions affecting the Land or any portion thereof, and do and shall comply with all Govern-mental Requirements.

               (e)  Use of the Project.  There is no
(i) plan, study or effort by any Governmental Authority or

                              Page 22
any nongovernmental person or agency which may adversely affect the current or planned use of the Project, or
(ii) any intended or proposed Governmental Requirement
(including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Project.

               (f)  Moratorium.  There is no moratorium or
like governmental order or restriction now in effect with respect to the Project and, to the best of Borrower's knowledge, no moratorium or similar ordinance or restriction is now contemplated.

               (g)  Permits.  All permits, approvals and
consents of Governmental Authorities and public and private utilities having jurisdiction necessary in connection with the Project have been issued and are in good standing.

               (h)  Condition of Project.  No defect or
condition of the Land or the soil or geology thereof exists which will impair the construction, use, or the operation of the Project for its intended purpose.

               (i)  Labor and Materials.  All labor and
materials contracted for in connection with the construction of the Improvements shall be used and employed solely on the Land in said construction and only in accordance with the Plans.

               (j) Surveys. The Survey, and all plot plans and other documents heretofore furnished by the Borrower to Bank with respect to Land and Improvements are accurate and complete as of their respective dates. There are no encroachments onto the Land and no improvements on the Land encroach onto any adjoining property.

               (k)  Construction Costs.  The amount of the
hard costs and soft costs are accurate, true and correct and are satisfactory to Borrower.

               (l)  Sale of Securities.  The Borrower has
not instituted, caused to be instituted or been a party to and, to the best of Borrower's knowledge, there has not been any public offering with respect to the Land and Improve-ments, or either, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

               (m)  Construction Lien Law.  At the time of
Closing and at the time of the recording of the Security Instrument, no work has been done on Improvements or on the Property by the Borrower or anyone else acting for, or on behalf of the Borrower, and no materials have been placed on the Property by any materialmen or by anyone else. No Notice of Commencement has been recorded in the Public

                              Page 23
Records with respect to the Property at the time of Closing. Borrower shall not permit the commencement of any excavation or construction work of any nature whatsoever, nor the de-livery of any materials to the Property, prior to the recordation and posting of a Notice of Commencement as hereinafter set forth. Borrower shall execute an appropriate Notice of Commencement and cause the same to be recorded in the public records of the county in which the Property is located in sequence after the recording of the Security Instrument. Borrower shall post a certified copy of the Notice of Commencement on the Property, in strict conformity with the Florida Construction Lien Law. If construction is commenced prior to the recordation and posting of the Notice of Commencement, or the Notice of Commencement is recorded prior to the Security Instrument, Bank shall have the absolute right to cancel this Agreement and be immediately reimbursed by Borrower for all disbursements of loan proceeds, together with expenses and reasonable attorneys' fees incurred in connection therewith. Construction shall commence within 90 days after recordation of the Notice of Commencement. Construction shall proceed continuously in a workmanlike manner. Bank reserves the right to require Borrower to furnish an itemized cost breakdown for the Improvements to be constructed.

               (n)  Representations and Warranties in Other
Loan Documents. All of the representations and warranties contained in the other Loan Documents are true and correct.

          6.2 Reliance on Representations. The Borrower acknowledges that Bank has relied upon the Borrower's representations and is not charged with any knowledge contrary thereto that may be received by an examination of the public records wherein the Land is located or that may have been received by any officer, director, agent, employee or shareholder of Bank.


                         ARTICLE VII
                      Events of Default

          7.1 Default. The occurrence of any one or more of the following events (time being of the essence as to this Loan Agreement and all of its provisions) constitutes a "Default" by Borrower under this Loan Agreement, and at the option of Bank, under the other Loan Documents:

               (a)  Scheduled Payment.  Borrower's failure
to make any payment required under the Note when due or within an applicable grace period, if any.

               (b) Monetary Default. Borrower's failure to make any other payment required by this Loan Agreement or

                              Page 24
the other Loan Documents within 15 days after demand therefor.

               (c)  Other.  Borrower's failure to perform
any other obligation imposed upon Borrower by this Loan Agreement or any other Loan Document within 30 days after demand, or as may be specified by Bank, if in the sole opinion of Bank such Default is curable. This provision shall not be construed to provide Borrower with any grace period in complying with any obligations imposed on Borrower by the terms of the Loan Documents.

               (d)  Representation.  Any representation or
warranty of Borrower contained in this Loan Agreement or in any certificate delivered pursuant hereto, or in any other instrument or statement furnished in connection herewith, proves to be incorrect or misleading in any adverse respect as of the time when the same shall have been made, including, without limitation, any and all financial state-ments, operating statements, and schedules attached thereto, furnished by Borrower or any guarantor of the Loan to Bank or pursuant to any provision of this Loan Agreement.

               (e)  Bankruptcy.  Borrower or any general
partner of Borrower or any guarantor of the Loan (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United States Bankruptcy Code or any similar law or regulation, federal or state, relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or
(iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Borrower, a general partner of Borrower, or any guarantor, for all or any part of the Collateral or other assets of such party, or either; or
(v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as a bankrupt or insolvent, or is subject to reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereinafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within thirty (30) days from entry; or (vi) consents to the

                              Page 25
filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner.

               (f)  Judgments. (1) A final judgment other
than a final judgment in connection with any condemnation is entered against Borrower, Guarantors, or any general partner of Borrower, that (i) adversely affects the value, use or operation of the Collateral (as defined in the Mortgage) in Bank's sole judgment, or (ii) adversely affects, or may adversely affect, the validity, enforceability or priority of the lien or security interest created by the Mortgage or any other Loan Document in Bank's sole judgment, or both; or
(2) execution or other final process issues thereon with respect to the Collateral; and (3) Borrower, Guarantors, or any general partner of Borrower, does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within thirty (30) days from entry, or Borrower shall not, within such period or such longer period during which execution on such judgment shall have been entered, and cause its execu-tion to be stayed during such appeal, or if on appeal such order, decree or process shall be affirmed and Borrower shall not discharge such judgment or provide for its discharge in accordance with its terms within sixty (60) days after the entry of such order or decree or affirmance, or if any stay of execution on appeal is released or otherwise discharged.

               (g)  Liens.  Any federal, state or local tax
lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Borrower or the Mortgaged Property (as defined in the Mortgage) and is not removed by payment or transferred to substitute security in the manner provided by law, within ten (10) days after it is recorded in accordance with applicable law.

               (h)  Other Notes or Mortgages.  Borrower's
default in the performance or payment of Borrower's obli-gations under any other note, or under any other mortgage encumbering all or any part of the Mortgaged Property, if the other mortgage is permitted by the Bank, whether such other note or mortgage is held by Bank or by any other party.

               (i)  Borrower Default Under Loan Documents.
Borrower's default in the payment or performance of any of Borrower obligations under any of the Loan Documents, including this Loan Agreement and any riders thereto.

               (j)  Guarantor Default.  The death of a
guarantor, or any default in the payment or performance of

                              Page 26
any obligation of any guarantor of the Note arising under its guaranty or pursuant to any other Loan Document.

               (k)  Borrower's Continued Existence.
Borrower shall cease to exist or to be qualified to do or transact business in the State in which the Mortgaged Property is located, or shall be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets, or shall change its corporate name or trade name without prior written notice to Bank.

               (l)  Stock in Borrower/Change in Partners.
If Borrower is a partnership and without the prior written consent of Bank, any shares of stock of any corporate general partner of Borrower are issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise dis-posed of so as to result in change of control of Borrower, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or, if any general partnership interest or other equity interest in the Borrower is sold, transferred, assigned, conveyed, mortgaged, pledged, or otherwise disposed or, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into, or any general partner of Borrower withdraws from the partnership.

               (m)  Transfer of Property or Ownership.  Any
sale, conveyance, transfer, assignment, or other disposition or encumbrance of all or any part of the Collateral or any ownership interest in Borrower or any guarantor without the prior consent of Bank or except as otherwise permitted hereby.

               (n)  False Statement.  Any statement or
representation of Borrower or any guarantor contained in the loan application or any financial statements or other materials furnished to Bank or any other lender prior or subsequent to the making of the Loan secured hereby are discovered to have been false or incorrect or incomplete.

               (o)  Default Under Indemnity.  Borrower or
any guarantor shall default under any obligation imposed by any indemnity whether contained within any of the Loan
Documents, the Hazardous Waste Certification and Indemnifi-cation, or otherwise.

               (p)  Cross Default.  Any default by the
Borrower under any other documents or instruments evidencing any other loans by Bank to Borrower or in any mortgages or other collateral documents securing such loans.

                              Page 27
               (q)  Non-Compliance with the Plans and
Specifications. Failure of any of the materials supplied for the construction of the Improvements to comply with the Plans and Specifications or any requirements of any Governmental Authority unless the Borrower undertakes and diligently pursues the correction of such failure.

               (r)  Projected Completion of Construction.
Failure to construct the Improvements with reasonable dispatch, or the discontinuance of construction at any time for a period of 15 days consecutively, or determination by Bank's Construction Consultant that construction of the Improvements will not be timely completed and Borrower's failure to complete, cure or provide satisfactory assurances after notice or demand from Bank.

               (s)  Non-Payment of Debts.  Borrower is
generally not paying its debts as such debts become due.

               (t)  Securities Laws Violation.  The
assertion of any violation of the 1933 Securities Act, 1934
Securities Act or the Florida Blue Sky Laws by any
Governmental Authorities or the institution of any securi-ties litigation not dismissed within sixty (60) days of the commencement of same.

               (u)  Non-Compliance with Homeowner
Association Documents. Borrower shall fail to perform any duty required of it, fulfill any condition, abide by any covenant or in any manner default under the homeowners' association documents encumbering the Project, if any.

               (v) Adverse Actions. Any legal or equitable action is commenced against Borrower which, if adversely determined, could reasonably be expected to impair sub-stantially the ability of Borrower to perform each and every obligation under the Loan Documents and this Agreement.

               (w)  Government Challenges.  The validity of
any permit, approval or consent by any Governmental Authority relating to the Property, the Improvements, or the operation thereof is challenged by a proceeding before a board, commission, agency, court or other authority having jurisdiction.

               (x)  Miscellaneous.  If at any time the Bank
shall determine that there has been a material adverse change in the financial condition or prospects of Borrower, any guarantor, or if applicable any general partner of Borrower, which is not corrected or cured after reasonable notice from Bank.

                              Page 28
                        ARTICLE VIII
                 Bank's Rights and Remedies

          The following rights and remedies are available to
Bank:

          8.1  Acceleration.  Upon the occurrence of a
Default, the entire unpaid principal balance of the Loan and all accrued but unpaid interest thereon and any costs or expenses then due to Bank and any and all other obligations of Borrower to Bank, shall, at the option of Bank and without notice to Borrower, become immediately due and payable.

          8.2 Completion of Construction. From and after the occurrence of a Default, Bank shall be entitled to have and use the Plans and the Construction Documents and, after first having given written notice to the architect, the engineer, or the General Contractor, shall be entitled from and after such notice to enjoy and enforce all of the rights of Borrower under the architect's contract, engineer's con-tract, the Plans or the Construction Contracts. Borrower hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact with full power of substitution in the Project to complete the Improvements in the name of Borrower. Borrower hereby empowers Bank as it attorney-in-fact as follows: (a) to use any funds of Borrower, including any Loan proceeds or equity deposits which may remain undisbursed hereunder, for the purpose of completing the Improvements in accordance with the Plans; (b) to make such additions, changes, modifications, or corrections in, or deviations from, the Plans as shall be necessary or desirable to complete the Improvements; (c) to employ such contractors, subcontractors, agents, architects, engineers, inspectors, or other parties as shall be required for said purposes; (d) to pay, settle, or compromise all existing bills and claims which may be liens against the Improvements or as may be necessary or desirable in the sole discretion of Bank for the Completion of the Improvements or for clearance of title; (e) to direct use of and/or use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improve-ments; (f) to execute all applications and certificates in the name of Borrower which may be required by the Construc-tion Documents, the architect's contract, the engineer's contract, Plans, or any of the contract documents; (g) to prosecute and defend all actions or proceedings in con-nection with the Project or the construction of the Improve-ments and take such action and require such performance as Bank shall deem necessary under any performance or payment bond; and (h) to do any and every act with respect to construction or Completion of the Improvements or the

                              Page 29
closing of any permanent financing which Borrower might do in its own behalf including, without limitation, execution, acknowledgment, and delivery of all instruments, documents, and papers in the name of Borrower as may be necessary or desirable in the sole discretion of Bank. It is further understood and agreed that this power of attorney which shall be deemed to be a power coupled with an interest, cannot be revoked. All sums expended by Bank pursuant hereto shall be deemed to have been disbursed to Borrower and secured by the Security Documents, and the other Loan
Documents.

          8.3 Disputes. Where disputes have arisen which, in the opinion of Bank, may endanger timely completion of the Improvements or fulfillment of any condition or covenant herein, Bank may agree to disburse Loan proceeds for the account of Borrower without prejudice to Borrower's rights, if any, to recover said proceeds from the party to whom paid. Such agreement or agreements may take the form which Bank in its discretion deems proper, including, but without limiting the generality of the foregoing, agreements to indemnify (on behalf of Borrower and/or for Bank's own account) any title insurer against possible assertion of lien claims, agreements to pay disputed amounts and the like. All sums paid or agreed to be paid pursuant to such undertaking shall be advances of Loan proceeds.

          8.4 Remedies Cumulative: Nonwaiver. All remedies of Bank provided for herein or in the other Loan Documents are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a Default Condition or a Default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of the occurrence of a Default Condition or Default, or prejudice Bank in the exercise of any of its rights hereunder or under any of the other Loan Documents, unless, in the exercise of said rights, Bank realizes all amounts owed to it under the Loan Documents.

               8.5  No Liability of Bank.  Whether or not
Bank elects to employ any or all remedies available to it in the event of an occurrence of a Default Condition or Default, Bank shall not be liable for the construction of or failure to construct or complete or protect the Improvements or for payment of any expense incurred in connection with the exercise or any remedy available to Bank or for the construction or Completion of the Improvements or for the performance or nonperformance of any other obligation of Borrower.

                              Page 30
               8.6 Security Interest. It is understood and agreed that Bank shall have and enjoy and is hereby granted a lien on, and a security interest in, all Collateral described in the Mortgage, and including without limitation, any and all materials (stored on-site or off-site), reserves, deferred payments, deposits or advance payments for materials (stored on-site or off-site) undisbursed Loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and such lien and security interest shall constitute additional security for the Debt of Borrower, and Bank shall have and possess any and all rights and remedies of a secured party provided by law with respect to enforcement of and recovery on its security interest on such items and amounts. In the event of a conflict between this paragraph and any security interest granted pursuant to the Mortgage, the Mortgage shall control.

          8.7 Cessation of Funding. Upon the occurrence of a Default, Bank shall have the right to immediately termi-nate further funding of any Approved Construction Loan irrespective of the stage of completion, and to terminate consideration of applications for new Approved Construction Loans.


                         ARTICLE IX
                     General Conditions

          The following conditions shall be applicable throughout the term of this Loan Agreement:

          9.1 Waivers. No waiver of any Default Condition or Default or breach by Borrower hereunder shall be implied from any delay or omission by Bank to take action on account of such Default Condition or Default, and no express waiver shall affect any Default Condition or Default other than the Default specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Bank to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. No single or partial exer-cise of any right or remedy of Bank hereunder shall preclude any further exercise thereof or the exercise of any other or different right or remedy.

          9.2 Benefit. This Loan Agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no other person

                              Page 31
or persons have any right to action hereon or rights to the Loan all proceeds at any time, nor shall Bank owe any duty whatsoever to any claimant for labor or services performed or material furnished in connection with the Project, or to apply any undisbursed portion of the Loan to the payment of any such claim, or to exercise any right or power of Bank hereunder or arising from any Default Condition or Default by Borrower.

          9.3  Assignment.  The terms hereof shall be
binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that Borrower shall not assign this Loan Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other moneys to be advanced hereunder in whole or in part without the prior written consent of Bank and that any such assignment (whether voluntary or by operation of law) without said consent shall be void. It is expressly recognized and agreed that Bank may assign this Loan
Agreement, the Note, the Security Documents, and any other
Loan Documents, in whole or in part, to any other person, firm, or legal entity provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, Bank shall thereafter be relieved of all liability under the Loan Documents and any Loan disbursements made by any assignee shall be deemed made in pursuant and not in modification hereof and shall be evidenced by the Note and secured by the Security Documents and any other Loan Documents.

          9.4 Amendments. This Loan Agreement shall not be amended except by a written instrument signed by all parties hereto.

          9.5 Terms. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

          9.6  Governing Law and Jurisdiction.  This Loan
Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. Borrower [and all of its general partners] hereby submits to the jurisdiction of the state and federal courts located in Florida and agree that Bank may, at its option, enforce its rights under the Loan Documents in such courts.

          9.7 Publicity. At Bank's request and expense, and subject to applicable laws, regulations and restric-tions, Borrower shall place upon the Project, at a location

                              Page 32
mutually acceptable to Borrower and Bank, a sign or signs advertising the fact that financing is being provided by Bank. Bank shall also have the right to secure printed publicity through newspaper and other media concerning the Project and source of financing.

          9.8 Savings Clause. Invalidation of any one or more of the provisions of this Loan Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

          9.9  Execution in Counterparts.  This Loan
Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          9.10 Captions. The captions herein are inserted only as a matter or convenience and for reference and in no way define, limit or describe the scope of this Loan
Agreement nor the intent of any provision hereof.

          9.11 Notices. All notices required to be given hereunder shall be given in accordance with the requirements of the Mortgage.

          9.12 Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Loan Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Loan Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Loan Agreement applies in any court having jurisdiction over such action.

               (a) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Loan Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbi-tration hearings will be commenced within 90 days of the

                              Page 33
demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the com-mencement of such hearing for up to an additional 60 days.

               (b)  Reservation of Rights.  Nothing in this
Loan Agreement shall be deemed to (i) limit the applica-bility of any otherwise applicable statutes of limitation or repose and any waivers contained in this Loan Agreement; or
(ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereto
(A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provi-sional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

          IN WITNESS WHEREOF, Borrower and Bank have executed this Loan Agreement as of the above written date.



                              SUAREZ HOUSING CORPORATION,
                              a Florida corporation


/s/ Robert I. Antle
Witness

/s/ Becky R. Jarrett          By:  /s/ Robert J. Suarez
Witness                            Robert J. Suarez,
                                   President

                                        "Borrower"




                              NATIONSBANK OF FLORIDA, N.A.

_____________________
Witness

_____________________         By:_________________________
Witness                       Its:________________________

                                        "Bank"

                    JOINDER OF GUARANTOR

          The undersigned as Guarantor hereby joins in and consents to the foregoing Loan Agreement.



/s/ Robert I. Antle
Witness

/s/ Becky R. Jarrett     /s/ Robert J. Suarez
Witness                  ROBERT J. SUAREZ



                         INTERNATIONAL AMERICAN HOMES, INC.,
/s/ Robert I. Antle      a Delaware corporation
Witness


/s/ Becky R. Jarrett     By:  /s/ Robert J. Suarez
Witness                  Its: President

                                   "Guarantor"

                          EXHIBITS


A    Draw Sheets

B    Partial Releases

C    Hazardous Substance Certificate Indemnification
     Agreement

                          EXHIBIT B

                      Partial Releases

          PARTIAL RELEASES. Provided the Borrower is not then in Default hereunder, under the Note, the Mortgage or any other Loan Document, Bank will provide partial releases in respect of its interest under the Mortgage and other Loan Documents upon the following terms:

          (1) If the partial release relates to developed lots in connection with a bona fide sale or construction loan on which no home construction advances have been made:

               (a)  Lender shall be given written notice of
the request for each partial release at least 5 business days prior to each partial release.

               (b)  The cost of each partial release,
including reasonable attorney's fees for Bank's attorney, shall be paid by Borrower.

               (c)  Contemporaneously with the delivery to
Borrower of each partial release, Borrower shall prepay principal in an amount equal to $__________ per lot.

          (2) If the partial release relates to lots on which home construction advances have been made:

               (a)  Borrower shall prepay principal of the
revolving line of credit Note in an amount equivalent to the total advanced by Bank under the Loan on account of the lot to be released, together with interest accrued thereon.

                                               EXHIBIT C




             HAZARDOUS SUBSTANCE CERTIFICATE AND
                  INDEMNIFICATION AGREEMENT


          THIS HAZARDOUS SUBSTANCE CERTIFICATE AND
INDEMNIFICATION AGREEMENT (the "Indemnity") is made as of the 15th day of November, 1994, by Suarez Housing Corporation, a corporation organized under the laws of the State of Florida, whose address is 9950 Princess Palm, Tampa, Florida 33619 ("Borrower"), Robert J. Suarez, individually, whose address is 9950 Princess Palm, Tampa, Florida 33619, and International American Homes, Inc., a corporation organized under the laws of the State of Delaware, whose address is 6001 Montrose Road, S-910, Rockville, Maryland 20852, jointly and severally (all of the foregoing parties are hereinafter referred to collectively as the "Indemnitor"), in favor of NationsBank of Florida, N.A., a national banking association (the "Bank"), whose address is 1410 N. Westshore Boulevard, Suite 100, Tampa, Florida 33607.

                      R E C I T A L S:

           A. Bank is making a revolving line of credit loan in the amount of Five Million Seven Hundred Thousand and No/100 Dollars ($5,700,000.00) to Borrower (the "Loan") to be secured by a mortgage on the real property owned by Borrower described in Exhibit "A" and on real property to be encumbered by the mortgage during the term of the Loan (all of which property is referred to herein as the "Property").

          B. The Loan is evidenced by a promissory note executed and delivered by the Borrower (the "Note") which is secured by a Real Estate Mortgage, Assignment and Security Agreement and other documents described in an accompanying Loan Agreement (the "Loan Documents").

          C. To induce Bank to make the Loan to Borrower, Indemnitor is executing and delivering this Indemnity; and Bank has requested this Indemnity as a condition of Bank's entering into the Loan.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by all parties, the parties hereto agree as follows:

                              Page 2
          1.   Recitals; Definitions.

               (a) The parties agree the recitals are true and correct, and the recitals are incorporated herein by this reference. All exhibits attached hereto or referred to herein are hereby incorporated by this reference.

               (b)  The term "Hazardous Substances" means
and includes, without limitation, any toxic or hazardous substances or materials, petroleum or other pollutants and substances, whether or not naturally occurring, including, without limitation, asbestos, radon, and methane gas, generated, treated, stored or disposed of, or otherwise deposited in or located on or under the Property, including without limitation, the surface and subsurface waters of the Property. For purposes of this Indemnity, "Hazardous Substances" shall also include any activity undertaken or hereafter undertaken on the Property which would cause
(i) the Property to become a hazardous waste treatment, storage, or disposal facility within the meaning of, or otherwise bring the Property within the ambit of, the Resource Conservation and Recovery Act of 1976 ("RCRA"),
42 U.S.C. 6901 et seq., or any similar state law or local ordinance; (ii) a release or threatened release of hazardous waste from the Property within the meaning, or otherwise bring the Property within the ambit of, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") , 42 U.S.C. 9601-9657, the
Superfund Amendments and Reauthorization Act of 1986 ("SARA"), or any similar state law or local ordinance or any other environmental law; (iii) the discharge of pollutants or effluent into any water source or system, or the dis-charge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., or the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substances Control Act, or any similar state law or local ordinance; or (iv) any substances or conditions in, on, or under the Property which may support a claim or cause of action under RCRA, CERCLA, SARA, or any other federal, state, or local environmental statutes, regula-tions, ordinances, orders, decrees, or other environmental regulatory requirements relating to health, safety, or the environment (collectively, the "Statutes"), including the presence of any underground storage tanks or underground deposits located on the Property. Indemnitor assumes all obligations of compliance with all environmental require-ments related to health, safety, or the environment imposed by federal, state, and local authorities that affect the Property or any business or other activity conducted thereon or therewith.

                              Page 3
          2.   Presence of Hazardous Substances.

               (a)  Indemnitor has no knowledge after due
investigation of (i) the presence of any unlawful Hazardous
Substances on the Property, or (ii) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property or any adjacent properties, or (iii) any spills or disposal of Hazardous Substances that have occurred or are presently occurring off the Property as a result of any construction or operation and use of the Property.

               (b)  In connection with the construction on
or operation and use of the Property, Indemnitor represents as to itself, its contractors, subcontractors, and any other of its agents, that, as of the date of this Indemnity, it has no knowledge of any failure to comply with all applic-able local, state, and federal environmental laws, regula-tions, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport, and disposal of any Hazardous Substances.

               (c)  Indemnitor represents and warrants to
Bank that it has duly investigated the present and past uses of the Property and has made due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Property and the laws regulating the environment, as to whether the Property or any property in the immediate vicinity of the Property is or has been the site of storage of or contamination by any Hazardous Substances. Upon Bank's request, Indemnitor will provide Bank with a summary of its investigations and copies of all inquiries and responses.

               (d)  Indemnitor warrants and agrees that the
execution and delivery to Bank of instruments adding additional property to the described Property pursuant to the revolving line of credit shall extend the terms, conditions, covenants, representations and warranties of this Agreement to such additional properties as of the time of delivery of each such instrument.

          3. Future Presence of Hazardous Substances. Indemnitor agrees to immediately notify Bank if Indemnitor becomes aware of (a) any Hazardous Substances or other environmental problem or liability with respect to the Property, or any adjacent property, or (b) any lien, action, or notice of the nature described in paragraph 2 above. At its own cost, Indemnitor will take all actions which are necessary or desirable to clean up any Hazardous Substances affecting the Property, including removal, containment, or any other remedial action required by applicable govern-mental or regulatory authorities.

                              Page 4
          4. Indemnification. Indemnitor hereby agrees, jointly and severally, unconditionally, absolutely, and irrevocably, to indemnify, defend, and hold harmless Bank, its affiliates, successors, assigns, and the officers, directors, employees, and agents of Bank, against and in respect of:

               (a)  any loss, liability, cost, injury,
expense, or damage of any and every kind whatsoever (including without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be suffered or incurred in connection with any inquiry, charge, claim, cause of action, demand, or lien made or arising directly or indirectly or in connection with, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, injection, disposal, emission, or release from, the Property into or upon any land, the atmosphere, or any watercourse, body of water, or wetland, of any Hazardous Substances including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the statutes, whether now known or unknown, including without limitation:

                    i.   any costs, fees, or expenses
incurred in connection with the removal, encapsulation, or other treatment of Hazardous Substances from or on the Property;

                   ii.   any loss or damage resulting from a
loss of priority of any of the Mortgage Loan Documents due to the imposition of a lien against the Property;

                  iii.   any attorneys' fees, engineer's
fees, and/or charges of any contractor or expert retained or consulted in connection with any inquiry, claim, or demand, including without limitation any costs incurred in connec-tion with compliance with such inquiry, claim, or demand;

               (b)  any loss, liability, cost, expense, or
damage (including without limitation, attorneys' fees) suffered or incurred as a result of or arising out of or in connection with any failure of the Property to comply with all applicable environmental protection laws, ordinances, rules, and regulations relating to health, safety, or the environment, and any litigation, proceeding, or governmental investigation relating to such compliance or non-compliance; and

               (c)  any loss, liability, cost, expense, or
damage directly or indirectly arising from any claim, action, demand, cause of action, or damage relating to or in connection with any personal injury concerning or relating

                              Page 5
to the presence of asbestos or other Hazardous Substances on the Property.

               (d)  any loss, liability, cost, expense, or
damage of any and every kind whatsoever (including without limitation, fees and expenses of attorneys, engineers, and experts) which at any time or from time to time may be suffered or incurred in connection with any environmental assessment undertaken at any time deemed necessary by Bank, in its sole and absolute discretion, to evaluate or confirm
(i) whether any Hazardous Substances are present in the soil or water at the Property and (ii) whether the use and opera-tion of the Property comply with all applicable Statutes relating to air quality, environmental control, release of oil, hazardous materials, hazardous wastes and hazardous substances, and any and all other applicable environmental requirements. Environmental assessments may include detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples, and ground water samples, as well as such other investigations or analyses as are necessary or appropriate.

          5.   Survival.

               (a)  The provisions of and undertakings and
indemnification set out in this Indemnity shall survive the satisfaction and release of the Mortgage and the other Loan
Documents, and shall continue to be the personal liability, obligation, and indemnification of the Indemnitor, binding upon the Indemnitor, forever.

               (b)  This Indemnity shall be continuing,
irrevocable, and binding on the Indemnitor and its respective successors and assigns and shall inure to the benefit of Bank and Bank's successors and assigns. Indem-nitor's obligations hereunder may not be assigned. The dissolution of the Indemnitor shall not affect this Indemnity or any of Indemnitor's obligations hereunder.

               (c)  The representations, warranties, and
covenants of Indemnitor set forth in this Indemnity shall continue in effect and, to the extent permitted by law, shall survive the transfer of the Property pursuant to the foreclosure proceedings (whether judicial or nonjudicial), by deed in lieu of foreclosure or otherwise.

          6.   Indemnification Procedure.

               (a)  Indemnitor shall notify Bank promptly
upon receipt of any inquiry, notice, claim, charge, cause of action, or demand pertaining to the matters indemnified

                              Page 6
hereunder, including without limitation any notice of inspection, abatement, or noncompliance, stating the nature and basis of such inquiry or notification. Indemnitor shall promptly deliver to Bank any and all documentation or records as Bank may request in connection with such notice or inquiry, and shall keep Bank advised of any subsequent developments.

               (b)  Bank shall give written notice to
Indemnitor of any claim against Bank which might give rise to a claim by Bank against Indemnitor under this Indemnity stating the nature and basis of the claim, the amount thereof, and reasonable best estimate of the amount of the Indemnitor's liability to Bank in connection therewith.

               (c)  If any action shall be brought against
Bank, then after Bank notifies Indemnitor thereof as provided in paragraph 6(b), Indemnitor shall be entitled to participate therein, and to assume the defense thereof at the expense of Indemnitor with counsel reasonably satis-factory to Bank and to settle and compromise any such claim or action; provided, however, that Bank may elect to be represented by separate counsel, at Bank's expense, and if Bank so elects, such settlement or compromise shall be effected only with the consent of Bank, which consent shall not be unreasonably withheld.

               (d)  Indemnitor shall make any payment
required to be made under this Indemnity promptly, and shall make such payment in cash in the amount thereof. In the event that such payment is not made forthwith, Bank, at its sole election and in its sole discretion, may proceed to suit against Indemnitor.

          7. Conflict With Loan Documents. The provisions of this Indemnity shall govern and control over any incon-sistent provisions of any of the Loan Documents, including without limitation, any exculpatory or non-recourse limited provisions or limitations under any guaranty for the Loan contained in any of the foregoing agreements.

          8.   Attorneys' Fees.    If at any time or times
hereafter Bank employs counsel for advice or other repre-sentation (i) with respect to this Indemnity, (ii) except as otherwise expressly provided herein, to represent Bank in any negotiation, litigation, trial, appeal, bankruptcy, contest, dispute, suit, or proceeding (whether instituted by Bank, Indemnitor, or any other party) in any way or respect relating to this Indemnity, or (ii) to enforce Indemnitor's obligations hereunder, then, in any of the foregoing events, all of the attorneys' fees, paralegals' fees, legal assistants' fees, and expenses arising from such services and all expenses, costs, and charges in any way or respect

                              Page 7
arising in connection therewith or relating thereto shall be paid by Indemnitor to Bank, on demand whether or not suit is brought, or if brought, is prosecuted to judgment.

          9.   Waiver.   No consent or waiver, expressed or
implied, by a party of any breach or default by any other party in the performance by that other party of its obli-gations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder.
Indemnitor's obligations hereunder shall in no way, manner, or respect be impaired, affected, reduced, or released by reason of Bank's failure to delay to do or take any of the acts, actions, or things described herein or in any of the Loan Documents.

          10. Delivery of Notice. Any notice required to be given hereunder shall be in writing and addressed to the address set forth above, and shall be delivered by hand, by United States certified or registered mail, return receipt requested, or by overnight express delivery. Notice shall be deemed received on the date of receipt if delivered by hand; on the day after delivery to an overnight express delivery service, charges prepaid, if service is by overnight courier; and on the third (3rd) day following posting if delivery by United States mail, at the addresses set forth in the preamble of this Indemnity, or at such other addresses as the parties may respectively designate from time to time and give notice of to the other party pursuant to this paragraph.

          11.  Governing Law.  The provisions of this
Indemnity shall be governed by federal and Florida law, as applicable.

          12. Separate Covenant. Indemnitor acknowledges and agrees that its covenants and obligations hereunder are unsecured and are separate and distinct from its obligations under the Loan and the Loan Documents.

          13.  Severability.  In case any one or more
provisions contained in this Indemnity shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Indemnity shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

                              Page 8
          14.  Entire Agreement.   This Indemnity contains
the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Indemnity. There are no repre-sentations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Indemnity which are not fully expressed herein.

          15.  Construction.  The table of contents,
articles, section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Indemnity.

          16. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agree-ment or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applic-able state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

               a. Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitra-tion hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

               b.   Reservation of Rights.  Nothing in this
Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state Law; or
(iii) limit the right of the bank hereto (A) to exercise self help remedies such as (but not limited to) setoff, or
(B) to foreclose against any real or personal property

                              Page 9
collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

          IN WITNESS WHEREOF, the undersigned has executed this Hazardous Substance Certificate and Indemnification
Agreement as of the date first written above.

Signed, sealed and delivered
in the presence of:
Suarez Housing Corporation,
a Florida corporation
/s/ Robert I. Antle
Robert I. Antle, Witness
Print or type your name here

/s/ Becky R. Jarrett
Becky R. Jarrett, Witness
Print or type your name here   By:  /s/ Robert J. Suarez
                               Its: President

/s/ Robert I. Antle
Robert I. Antle, Witness
Print or type your name here

/s/ Becky R. Jarrett
Becky R. Jarrett, Witness
Print or type your name here   /s/ Robert J. Suarez
                                   Robert J. Suarez


/s/ Robert I. Antle           International American
Robert I. Antle, Witness      Homes, Inc., a Delaware
Print or type your name here  corporation

/s/ Becky R. Jarrett
Becky R. Jarrett, Witness
Print or type your name here  By:  /s/ Robert J. Suarez
                              Its: President

                              Page 10
STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

          The foregoing instrument was acknowledged before me this 15th day of November, 1994, by Robert J. Suarez as President of Suarez Housing Corporation, a Florida corporation, on behalf of the corporation. He/She: (check one) [ ] is personally known to me; or
     [x] has produced FLAL #S620-770-49-260-0, as
     identification.



/s/ Becky R. Jarrett
Signature of person taking
  acknowledgment

___________________________
(Typed, printed or stamped
  name of acknowledger)
[Complete if Notary]
Notary Public, State of
  Florida at Large

Serial Number:______________

My Commission Expires:
____________________________

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

          The foregoing instrument was acknowledged before me this 15th day of November, 1994, by Robert J. Suarez.
He:  (check one)
     [ ] is personally known to me; or
     [x] has produced FLAL #S620-770-49-260-0, as
     identification.


/s/ Becky R. Jarrett
Signature of person taking
  acknowledgment

___________________________
(Typed, printed or stamped
  name of acknowledger)
[Complete if Notary]
Notary Public, State of
  Florida at Large

Serial Number:______________

My Commission Expires:
____________________________

                              Page 11
STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

          The foregoing instrument was acknowledged before me this 15th day of November, 1994, by Robert J. Suarez.
He:  (check one)
     [ ] is personally known to me; or
     [x] has produced __________________, as identification.


/s/ Becky R. Jarrett
Signature of person taking
  acknowledgment

___________________________
(Typed, printed or stamped
  name of acknowledger)
[Complete if Notary]
Notary Public, State of
  Florida at Large

Serial Number:______________

My Commission Expires:
____________________________

                              Page 12
                         EXHIBIT "A"

Borrower/Mortgagor/Debtor: Suarez Housing Corporation
Lender/Mortgagee/Secured Party: NationsBank of Florida, N.A.



                      Legal Description


PARCEL 1:

Lots 41 and 45, Block 14, BRENTWOOD HILLS TRACT B, UNIT 2, according to map or plat thereof as recorded in Plat Book
73, page 35, of the public records of Hillsborough County, Florida.

PARCEL 2:


Lots 14 and 15, Block 2 AND Lots 8 and 9, Block 7, RIVERGLEN
UNIT 3, according to map or plat thereof as recorded in Plat
Book 73, page 33, of the public records of Hillsborough
County, Florida.

PARCEL 3:

Lots 1, 2, 3 and 4, Block 1, STERLING RANCH UNIT 2, according to map or plat thereof as recorded in Plat Book
73, page 39, of the public records of Hillsborough County, Florida.

PARCEL 4:

Lot 15, Block 2, STERLING RANCH UNIT 6, according to map or plat thereof as recorded in Plat Book 73, page 40, of the public records of Hillsborough County, Florida.

PARCEL 5:

Lot 70, Block 1 AND Lot 25, Block 5, WYNDHAM LAKES
SUBDIVISION PHASE I, according to map or plat thereof as recorded in Plat Book 68, page 30, of the public records of Hillsborough County, Florida.